Master Investment Portfolio (the “Trust”): CoreAlpha Bond Master Portfolio (the “Fund”)

77Q1(e):
Copies of new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of (i) the new Sub-Investment Advisory Agreement between BlackRock Advisors, LLC (“Adviser”) and BlackRock Fund Advisors (“BFA”), (ii) the new Sub-Investment Advisory Agreement between the Adviser and BlackRock International Limited (“BIL”), and (iii) the Amended Investment Advisory Contract among Master Investment Portfolio, the Adviser and BFA, each dated December 28, 2012.

Exhibit 77Q1(e)

[Printer Note: Insert Rider 1 Here]

Exhibit 77Q1(e)

[Printer Note: Insert Rider 2 Here]

Exhibit 77Q1(e)

[Printer Note: Insert Rider 3 Here]